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EXHIBIT 32.1

CERTIFICATION

        In connection with the Quarterly Report on Form 10-Q of Helicos BioSciences Corporation (the "Company") for the period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Ivan Trifunovich, the Principal Executive Officer of the Company and Jeffrey R. Moore, the Principal Financial Officer and Principal Accounting Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge that:

  (1)
  the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

  (2)
  the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 18, 2010	/s/ IVAN TRIFUNOVICH, PH.D. Ivan Trifunovich, Ph.D. Chairman, President and Chief Executive Officer (Principal Executive Officer)
Dated: November 18, 2010	/s/ JEFFREY R. MOORE Jeffrey R. Moore Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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  EXHIBIT 32.1